As filed with the Securities and Exchange Commission on November 13, 1997
                                                  Registration No. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              MMC NETWORKS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


     DELAWARE                                                77-0319809
     --------                                                ----------
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                            1134 EAST ARQUES AVENUE
                          SUNNYVALE, CALIFORNIA 94086
  (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                            1993 STOCK OPTION PLAN
                                1997 STOCK PLAN
                          1997 DIRECTORS' OPTION PLAN
                       1997 EMPLOYEE STOCK PURCHASE PLAN
                           (FULL TITLE OF THE PLANS)


                               PRABHAT K. DUBEY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              MMC NETWORKS, INC.
                            1134 EAST ARQUES AVENUE
                          SUNNYVALE, CALIFORNIA 94086
                                (408) 731-1600
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                   Copy to:
                             AARON J. ALTER, ESQ.
                      WILSON, SONSINI, GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                              PALO ALTO, CA 94304
                                (650) 493-9300
                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================

                                                       AMOUNT           PROPOSED               PROPOSED         AMOUNT OF
        TITLE OF SECURITIES TO                          TO BE        MAXIMUM OFFERING      MAXIMUM AGGREGATE  REGISTRATION
            BE REGISTERED                              REGISTERED   PRICE PER SHARE (1)      OFFERING PRICE        FEE
----------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable under the 1993
Stock Option Plan                                    5,310,668          $ 2.34/sh(2)          $12,426,962.12
----------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable under the 1997
 Stock Plan                                          1,500,000          $21.00(3)             $31,500,000.00
----------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable under
1997 Directors' Option Plan                            150,000          $21.00(3)             $ 3,150,000.00
----------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable under
1997 Employee Stock Purchase Plan                      300,000          $21.00(3)             $ 6,300,000.00
----------------------------------------------------------------------------------------------------------------------------------
Total shares of Common Stock                         7,260,668          $21.00(3)             $53,376,962.12      $16,174.84
==================================================================================================================================

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee.
(2) Based upon the weighed average exercise price of the 5,310,668 shares subject to outstanding options under the 1993 Stock Option Plan.
(3) Based upon the average of the high and low price per share in trading on the Nasdaq Stock Market on November 11, 1997.

                              MMC NETWORKS, INC.

                      REGISTRATION STATEMENT ON FORM S-8

                                    PART II



INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE
          ---------------------------------------


     There are hereby incorporated by reference into this Registration Statement and into the Prospectuses relating to this Registration Statement pursuant to Rule 428 the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

     1. The Registrant's Prospectus, filed with the Commission on October 29, 1997, pursuant to Rule 424(b) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     2. The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A filed with the Commission on August 22, 1997, including any amendment or report filed for purposes of updating such description.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES
          -------------------------

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL
          --------------------------------------

          The validity of the shares of Common Stock being registered hereby is being passed upon for the Registrant by Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, Palo Alto, California. Certain current and former members of Wilson Sonsini Goodrich & Rosati, P.C., or investment partnerships of which such persons are partners, beneficially own an aggregate of 113,418 shares of the Registrant's Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
          -----------------------------------------

          As permitted by Section 145 of the Delaware General Corporation Law (the "DGCL"), the Registrant's Certificate of Incorporation provides that each person who is or was or who had agreed to become a director or officer of the Registrant or who had agreed at the request of the Registrant's Board of Directors or an officer of the Registrant to serve as an employee or agent of the Registrant or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Registrant to the full extent permitted by the DGCL or any other applicable laws. Such Certificate of Incorporation also provides that the Registrant may enter into one or more agreements with any person which provides for indemnification greater or different than that provided in such Certificate, and that no amendment or repeal of such Certificate shall apply to or have any effect on the right to indemnification permitted or authorized thereunder for or with respect to claims asserted before or after such amendment or repeal arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal.

     The Registrant's Bylaws provide that the Registrant shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or a proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate was or is a director, officer or employee of the Registrant or any predecessor of the Registrant or serves or served any other enterprise as a director, officer or employee at the request of the Registrant or any predecessor of the Registrant.

     The Registrant has entered into an indemnification agreement with each of its directors and certain of its officers.

     The Registrant intends to purchase and maintain insurance on behalf of any person who is a director or officer against any loss arising from any claim asserted against him and incurred by him in any such capacity, subject to certain exclusions.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED
          -----------------------------------

          Not Applicable.

ITEM 8.   EXHIBITS
          --------
Exhibit
Number                              Document
------   -----------------------------------------------------------------
 4.1*  Registrant's 1993 Stock Option Plan

 4.2*  Registrant's 1997 Stock Plan.

 4.3*  Registrant's 1997 Directors' Option Plan.

 4.4*  Registrant's 1997 Employee Stock Purchase Plan.

 5.1   Opinion of counsel as to legality of securities being registered.

23.1   Consent of Price Waterhouse LLP, Independent Accountants.

23.2   Consent of Counsel (contained in Exhibit 5.1).

24.1   Power of Attorney (see page 6).
--------------------------
(*) Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-34005), declared effective October 28, 1997.


ITEM 9.        UNDERTAKINGS
               ------------

  (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act or 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the items described in Item 6 of Part II of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant, MMC Networks, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 13th day of November, 1997.

                               MMC NETWORKS, INC.


                               By:   /s/ UDAY BELLARY
                                    --------------------------------------------
                                       Uday Bellary, Vice President, Finance and
                                       Chief Financial Officer

                                POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Prabhat K. Dubey and Uday Bellary and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                               Title                        Date
-----------------------  -----------------------------------  ------------------

/s/ PRABHAT K. DUBEY     President, Chief Executive           November 13, 1997
-----------------------  Officer and Director (the Principal
Prabhat K. Dubey         Executive Officer)


/s/ UDAY BELLARY         Vice President, Finance and          November 13, 1997
-----------------------
Uday Bellary             Chief Financial Officer (Principal
                         Financial and Accounting Officer)

/s/ AMOS WILNAI          Chairman                             November 13, 1997
-----------------------
Amos Wilnai


/s/ JOHN G. ADLER        Director                             November 13, 1997
-----------------------
John G. Adler


/s/ IRWIN FEDERMAN       Director                             November 13, 1997
-----------------------
Irwin Federman


/s/ ANDREW S. RAPPAPORT  Director                             November 13, 1997
------------------------
Andrew S. Rappaport


/s/ GEOFFREY Y. YANG     Director                             November 13, 1997
------------------------
Geoffrey Y. Yang

                               INDEX TO EXHIBITS
                               -----------------


Number                                  Description
------------  ----------------------------------------------------------------

      4.1*    Registrant's 1993 Stock Option Plan.

      4.2*    Registrant's 1997 Stock Plan.

      4.3*    Registrant's 1997 Directors' Option Plan.

      4.3*    Registrant's 1997 Employee Stock Purchase Plan.

      5.1     Opinion of counsel as to legality of Securities being registered

      23.1    Consent of Price Waterhouse LLP, Independent Accountants.

      23.2    Consent of Counsel  (contained in Exhibit 5.1)

      24.1    Power of Attorney (see page 6).
__________________
(*) Previously filed as an Exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-34005), declared effective October 28, 1997.